                          SUB-ADMINISTRATION AGREEMENT

                  Agreement dated as of June 1, 1999, among Schroder Fund Advisors Inc. (the "Administrator"), Schroder Capital Funds, Schroder Capital Funds (Delaware) and Schroder Series Trust II (hereinafter "The Schroder Capital Funds Family" or the "Trusts") and State Street Bank and Trust Company, a Massachusetts trust company (the "Bank").

                  WHEREAS, the Trusts are registered as open-end, management investment companies under the Investment Company Act of 1940, as amended (the "1940 Act");

                  WHEREAS, the Administrator acts as administrator to the Trusts;

                  WHEREAS, the Administrator and the Trusts desire to retain the Bank to furnish certain administrative services to the Trusts, and the Bank is willing to furnish such services, on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

 1.      APPOINTMENT OF BANK

                  The Administrator and the Trusts hereby appoint the Bank to act as sub-administrator with respect to the Trusts for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services stated herein.

                  The Trusts will initially consist of the portfolio(s) and/or class(es) of shares (each an "Investment Fund") listed in Schedule A to this Agreement. In the event that any Trust establishes one or more additional Investment Funds with respect to which the Administrator and the Trust wish to retain the Bank to act as administrator hereunder, the Administrator and such Trust shall notify the Bank in writing. Upon written acceptance by the Bank, such Investment Fund shall become subject to the provisions of this Agreement to the same extent as the existing Investment Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Trusts and their Investment Funds) may be modified with respect to each additional Investment Fund in writing by the Administrator, the Trusts and the Bank at the time of the addition of the Investment Fund.

 2.      DELIVERY OF DOCUMENTS

                  The Trusts will promptly deliver to the Bank copies of each of the following documents and all future amendments and supplements, if any:

                  a. Each Trust's Declaration of Trust or comparable document;

                  b. Each Trust's currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), where applicable, and the 1940 Act and each Trust's Prospectus(es) and Statement(s) of Additional Information relating to all

                           Investment Funds and all amendments and supplements thereto as in effect from time to time;

                  c. Certified copies of the resolutions of the Board of Trustees of each Trust (the "Board") authorizing (1) the Trust to enter into this Agreement and (2) certain individuals on behalf of the Trust to (a) give instructions to the Bank pursuant to this Agreement and (b) sign checks and pay expenses on behalf of the Trust;

                  d. A copy of the investment advisory agreement between each Trust and its investment adviser, including any sub-advisory agreement between the Trust and its investment sub-adviser, if any; and

                  e. Such other certificates, documents or opinions which the Bank may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

 3.      REPRESENTATIONS AND WARRANTIES OF THE BANK

                  The Bank represents and warrants to the Trusts that:

                  a. It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

                  b. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

                  c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

                  d. No legal or administrative proceedings have been instituted or threatened which would impair the Bank's ability to perform its duties and obligations under this Agreement; and

                  e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Bank or any law or regulation applicable to it.

 4.      REPRESENTATIONS AND WARRANTIES OF THE TRUSTS

                  Each Trust represents and warrants to the Bank that:

                  a. With respect to Schroder Capital Funds, Schroder Capital Funds (Delaware) and Schroder Series Trust II, each is a business trust, duly organized, existing and in good standing under the laws of the State of Delaware;

                  b. It has the corporate power and authority under applicable laws and under its Declaration of Trust and by-laws or comparable documents to enter into and perform this Agreement;

                  c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

                  d. It is an investment company properly registered under the 1940 Act;

                  e. A registration statement under the 1933 Act, where applicable, and the 1940 Act has been filed and will be effective and remain effective during the term of this Agreement. Each Trust also warrants to the Bank that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Trust offers or sells its shares have been made;

                  f. No legal or administrative proceedings have been instituted or threatened which would impair the Trust's ability to perform its duties and obligations under this Agreement;

                  g. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it; and

                  h. As of the close of business on the date of this Agreement, the Trust is authorized to issue shares of beneficial interest in the authorized amounts as set forth in Schedule A to this Agreement.

5.       REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

                  The Administrator represents and warrants to the Bank that:

                  a. It is a corporation, duly organized, existing and in good standing under the laws of The State of New York;

                  b. It has the power and authority under New York law and by its charter and by-laws to enter into and perform this Agreement;

                  c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

                  d. No legal or administrative proceedings have been instituted or threatened which would impair the Administrator's ability to perform its duties and obligations under this Agreement; and

                  e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.

 6.      ADMINISTRATION SERVICES

                  The Bank shall provide the following services, in each case, subject to the control, supervision and direction of the Trusts and the Administrator and the review and comment by each Trust's and the Administrator's auditors and legal counsel and in accordance with procedures which may be established from time to time among a Trust, the Administrator and the Bank:

                  a. Oversee the determination of each Investment Fund's net asset value in accordance with each Investment Fund's policy as adopted from time to time by the Board;

                  b. Prepare on a timely basis each Investment Fund's federal, state and local income tax returns for review by the Investment Fund's independent accountants and filing by each Investment Fund's treasurer;

                  c. Review the calculation of, submit for approval by officers of each Investment Fund and arrange for payment of each Investment Fund's expenses;

                  d. Prepare on a timely basis for review and approval by officers of each Investment Fund financial information for each Investment Fund's semi-annual and annual reports, proxy statements and other communications with shareholders required or otherwise to be sent to Investment Fund shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;

                  e. Prepare on a timely basis reports relating to the business and affairs of each Investment Fund as may be mutually agreed upon and not otherwise prepared by each Investment Fund's investment advisor, custodian, legal counsel or independent accountants;

                  f. Make such reports and recommendations to the Board concerning the performance of the independent accountants as the Board may reasonably request;

                  g. Make such reports and recommendations to the Board concerning the performance and fees of each Investment Fund's custodian and transfer and dividend disbursing agent ("Transfer Agent") as the Board may reasonably request or deem appropriate;

                  h. Oversee and review calculations of fees paid to each Investment Fund's investment advisor, custodian and Transfer Agent;

                  i. Consult with each Investment Fund's officers, independent accountants, legal counsel, custodian and Transfer Agent in establishing the accounting policies of the Investment Fund;

                  j. Respond to, or refer to each Investment Fund's officers or Transfer Agent, shareholder inquiries relating to the Investment Fund;

                  k. Provide periodic testing of portfolios to assist each Investment Fund's investment advisor in complying with Investment Fund investment limitations as may be mutually agreed upon;

                  l.       Blue Sky notice filing and reporting;

                  m. Oversee the maintenance of certain books and records of each Trust as required under Rule 31a-1(b)(4) of the 1940 Act;

                  n. Prepare on a timely basis for review by an officer or the counsel for each Trust the Trust's periodic financial report required to be filed with the Securities and Exchange Commission (the "SEC") on Form N-SAR and Form N-1A and such other reports, forms or filings, as may be mutually agreed upon;

                  o. Provide periodic testing of the Investment Funds to assist the Administrator in complying with Internal Revenue Code mandatory qualification requirements, the requirements of the Investment Company Act and Trust prospectus limitations as may be mutually agreed upon and provide on a timely basis quarterly reports to the Trustees as to such compliance;

                  p. Prepare on a timely basis recommendations of distributions to be made by each of the Investment Funds in order to comply with the requirements outlined in paragraph (o) above, for review by the Investment Funds' auditors and officers;

                  q. Utilize the Aggregate Portfolio Allocation System to provide partnership tax allocations;

                  LIMITED LEGAL SUPPORT:

                  r.       Consult on Blue Sky matters;

                  s. Provide assistance with developing and maintaining an SEC filing calendar; and

                  t.       Process insurance renewals.

                  The Bank may provide additional legal services to the Administrator and the Trusts for an additional fee as described in the Fee Schedule. The Bank shall provide the office facilities and the personnel required by it to perform the services contemplated herein.

                  The Bank will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi-century formulas and date values, and interface values that reflect the date issues arising between now and the next one hundred years. If any changes are required, the Bank will make the changes to its products at no cost to the Administrator or the Trusts and in a commercially reasonable time frame and will require third-party suppliers to do likewise.

 6.      FEES; EXPENSES; EXPENSE REIMBURSEMENT

                  The Bank shall receive from each Trust such compensation for the Bank's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in the Fee Schedule to this Agreement. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, each Trust shall reimburse the Bank for its reasonable out-of-pocket costs incurred in connection with its performance of this Agreement in respect of that Trust.

                  The Trusts agree promptly to reimburse the Bank for any equipment and supplies specially ordered by or for the Trusts, or the Administrator, through the Bank and for any other expenses not contemplated by this Agreement that the Bank may incur on any Trust's or the Administrator's behalf, at the Trust's or the Administrator's request or with any Trust's or the Administrator's consent.

                  Each Trust will bear all expenses that are incurred in its operation and not specifically assumed by the Bank. Expenses to be borne by the Trusts, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of each Trust's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by the Bank under this Agreement); cost of any services contracted for by the Trusts directly from parties other than the Bank; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Trusts; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to each Trust's operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, filing (including edgarization), printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director/trustee or employee of the Trusts; costs incidental to the preparation, filing (including edgarization), printing and distribution of each Trust's registration statements and any amendments thereto, and shareholder reports; cost of typesetting and printing of prospectuses; cost (other than internal costs of the Bank in its performance of its obligations under this Agreement) of preparation and filing of each Trust's tax returns, Form N-1A and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing each Trust's net asset value.

         The Bank is authorized to and may employ or associate with such person or persons as the Bank may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Bank and that the Bank shall be as fully responsible to the Trusts for the acts and omissions of any such person or persons as it is for its own acts and omissions.

7.       INSTRUCTIONS AND ADVICE

                  At any time, the Bank may apply to any officer of the Trusts or the Administrator for instructions and may consult with its own outside legal counsel or outside counsel for the Trusts or the independent accountants for the Trusts at the expense of the Trusts, with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement. The Bank shall not be liable, and shall be indemnified by the Trusts, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Trusts. Nothing in this paragraph shall be construed as imposing upon the Bank any obligation to seek such instructions or advice of counsel or independents accountants, or to act in accordance with such advice or the Administrator when received.

8.       LIMITATION OF LIABILITY AND INDEMNIFICATION

                  The Bank shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. The Bank shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder except to the extent caused by or resulting from the negligence or willful misconduct of the Bank, its officers or employees. Neither party shall be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) under any provision of this Agreement (including this Section 8) or for any such damages arising out of any act or failure to act hereunder. In any event, the Bank's liability under this Agreement shall be limited to two and one half (2 1/2) times its total annual compensation earned and fees paid hereunder during the preceding twelve months for any liability or loss suffered by the Administrator, the Trusts or the Investment Funds, including, but not limited to, any liability relating to qualification of any Trust as a regulated investment company or any liability relating to any Trust's compliance with any federal or state tax or securities statute, regulation or ruling. If this Agreement has been in effect for less than twelve months, all fees paid during the period that the Agreement has been in effect plus all fees payable for the remainder of the initial twelve month period shall be used to calculate the limitation of liability hereunder.

                  The Bank shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

                  The Administrator and the Trusts shall indemnify and hold the Bank harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Bank resulting from any claim, demand, action or suit in connection with the Bank's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Administrator and the Trusts, provided that this indemnification shall not apply to actions or omissions of the Bank, its officers or employees in cases of its or their own negligence or willful misconduct.

                  The Administrator and the Trusts will be entitled to participate at their own expense in the defense, or, if it so elects, to assume the defense of any suit which might be the subject of the indemnification provided above. In the event the Administrator and/or the Trusts elect to assume the defense of any suit and retain such counsel, the Bank or any other person entitled to such indemnification, named as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless the Administrator or the Trusts have specifically authorized the retaining of such counsel.

                  The indemnification contained herein shall survive the termination of this Agreement.

9.       CONFIDENTIALITY

                  The Bank agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential the terms of this Agreement and all records and information in its possession relating to the Trusts or their shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Trusts.

10.      COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

                  The Trusts assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

                  In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Bank agrees that all records which it maintains for the Trusts shall at all times remain the property of the Trusts, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Bank further agrees that all records which it maintains for the Trusts pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form.

11.      SERVICES NOT EXCLUSIVE

                  The services of the Bank to the Trusts are not to be deemed exclusive, and the Bank shall be free to render similar services to others. The Bank shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trusts from time to time, have no authority to act or represent the Trusts in any way or otherwise be deemed an agent of the Trusts.

12.      TERM, TERMINATION AND AMENDMENT

                  This Agreement shall become effective on the date of its execution and shall remain in full force and effect from the effective date for an initial term of three years from the effective date and shall automatically continue in full force and effect after such initial term unless any party terminates this Agreement by written notice to the other parties at least sixty
(60) days prior to the expiration of the initial term. Any party may terminate this Agreement at any time after the initial term upon at least sixty (60) days' prior written notice to the other parties. In addition, a Trust may terminate this Agreement without penalty as to any Investment Fund during the initial term upon at least sixty (60) days' prior written notice to the other parties; provided, however, that, in the event of any such termination (other than following material breach by the Bank of this Agreement not remedied within 30 days or following any assignment of this Agreement by the Bank which is not reasonably acceptable to a Trust) the Trust, on behalf of such Investment Fund, will pay to the Bank an amount equal to the difference between (i) the fees that would have been payable by such Investment Fund for the period prior to such termination if the fee schedule for the third year of the initial term had been in effect during such period and (ii) the fees actually paid by that Investment Fund for the period. Termination of this Agreement with respect to any given Investment Fund shall in no way affect the continued validity of this Agreement with respect to any other Investment Fund. Upon termination of this Agreement, the Trusts shall pay to the Bank such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination. This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

13.      NOTICES

                  Any notice or other communication authorized or required by this Agreement to be given to any party shall be in writing and deemed to have been given when delivered in person, by overnight courier or by confirmed facsimile, or by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): If to the Administrator: Schroder Fund Advisors Inc., 787 Seventh Avenue, 34th Floor, New York, NY 10019, Attn: Catherine A. Mazza and Alexandra Poe, fax: 212-641-3897; if to the Trusts: c/o Schroder Capital Management International Inc., 787 Seventh Avenue, 34th Floor, New York, NY 10019, Attn:
Alexandra Poe; fax: 212-641-3877; if to the Bank: State Street Bank and Trust Company, 1776 Heritage Drive, AFB-4, North Quincy, Massachusetts 02171, Attn:
Fund Administration Legal Department, fax: 617-537-2578.

14.      NON-ASSIGNABILITY

                  This Agreement shall not be assigned by any party hereto without the prior consent in writing of the other two parties, except that the Bank may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Bank.

15.      SUCCESSORS

                  This Agreement shall be binding on and shall inure to the benefit of the Trusts, the Administrator and the Bank and their respective successors and permitted assigns.

16.      ENTIRE AGREEMENT

                  This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

17.      WAIVER

                  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

18.      LIMITATION OF LIABILITY OF TRUSTEES AND SHAREHOLDERS

                  Notice is hereby given that this Agreement is executed on behalf of the Trustees of each Trust as Trustees and not individually and that the obligations of this Agreement are not binding upon any of the Trustees or Shareholders of any Trust individually but are binding only upon the assets and property of the Investment Fund in question.

19.      SEVERABILITY

                  If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

20.      GOVERNING LAW

                  This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

21.      REPRODUCTION OF DOCUMENTS

                  This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

22.      RIGHTS AND OBLIGATIONS OF THE FUNDS SEVERAL

                  The parties agree that this Agreement shall constitute a separate and discrete agreement among the Bank, the Administrator and each Investment Fund, as if set out in a separate writing executed by the Bank, the Administrator and a Trust on behalf of each Investment Fund alone. Notwithstanding any other provision of this Agreement, no Investment Fund shall have any obligation or incur any liability (including without limitation by way of indemnification) in respect of any action, omission or course of dealing of or in respect of, any other Investment Fund. Any reference in this Agreement to a "Trust," the "Trusts" or an "Investment Fund" shall be construed so as to give effect to the foregoing.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

                           SCHRODER CAPITAL FUNDS
                           SCHRODER CAPITAL FUNDS (DELAWARE)
                           SCHRODER SERIES TRUST II

                           By:
                                 ----------------------------------
                           Name:
                                 ----------------------------------
                           Title:
                                 ----------------------------------

                           SCHRODER FUND ADVISORS, INC.

                           By:
                                 ----------------------------------
                           Name:
                                 ----------------------------------
                           Title:
                                 ----------------------------------

                           STATE STREET BANK AND TRUST COMPANY

                           By:
                                 ----------------------------------
                           Name:    Kathleen C. Cuocolo
                                 ----------------------------------
                           Title:   Senior Vice President
                                 ----------------------------------

SUB-ADMINISTRATION AGREEMENT

                                   SCHEDULE A
                LISTING OF INVESTMENT FUNDS AND AUTHORIZED SHARES

                  INVESTMENT FUND                             AUTHORIZED SHARES

SCHRODER SERIES TRUST II                                             Unlimited
-        Schroder All-Asia Fund
SCHRODER CAPITAL FUNDS                                               Unlimited
-        Schroder Global Growth Portfolio
-        Schroder Japan Portfolio
-        Schroder Asian Growth Fund Portfolio
-        Schroder EM Core Portfolio
SCHRODER CAPITAL FUNDS (DELAWARE)                                    Unlimited
-        Schroder US Smaller Companies Fund
-        Schroder International Fund
-        Schroder International Smaller Companies Fund
-        Schroder Emerging Markets Fund Institutional
         Portfolio
-        Schroder Emerging Markets Fund
-        Schroder Micro Cap Fund
-        Schroder U.S. Diversified Growth Fund
-        Schroder Greater China Fund

SUB-ADMINISTRATION AGREEMENT
SCHRODER CAPITAL FUNDS FAMILY


                                   SCHEDULE B
                               NOTICE FILING WITH
                          STATE SECURITIES AUTHORITIES


AT THE SPECIFIC DIRECTION OF THE TRUSTS, THE BANK WILL PREPARE REQUIRED DOCUMENTATION AND MAKE NOTICE FILINGS IN ACCORDANCE WITH THE SECURITIES LAWS OF EACH JURISDICTION IN WHICH TRUST SHARES ARE TO BE OFFERED OR SOLD PURSUANT TO INSTRUCTIONS GIVEN TO THE BANK BY THE TRUSTS.

THE TRUSTS SHALL BE SOLELY RESPONSIBLE FOR THE DETERMINATION (I) OF THOSE JURISDICTIONS IN WHICH NOTICE FILINGS ARE TO BE SUBMITTED AND (II) THE NUMBER OF TRUST SHARES TO BE PERMITTED TO BE SOLD IN EACH SUCH JURISDICTION. IN THE EVENT THAT THE BANK BECOMES AWARE OF (A) THE SALE OF TRUST SHARES IN A JURISDICTION IN WHICH NO NOTICE FILING HAS BEEN MADE OR (B) THE SALE OF TRUST SHARES IN EXCESS OF THE NUMBER OF TRUST SHARES PERMITTED TO BE SOLD IN SUCH JURISDICTION, THE BANK SHALL REPORT SUCH INFORMATION TO THE TRUSTS, AND IT SHALL BE THE RESPONSIBILITY OF THE TRUST IN QUESTION TO DETERMINE APPROPRIATE CORRECTIVE ACTION AND INSTRUCT THE BANK WITH RESPECT THERETO.

The Blue Sky services provided by the Bank hereunder shall consist of the following:

   1. Filing of the Trusts' Initial Notice Filings, as directed by the Trusts;

   2. Filing of the Trusts' renewals and amendments as required;

   3. Filing of amendments to the Trust's registration statement where required;

   4. Filing Trust sales reports where required;

   5. Payment at the expense of the Trusts of all Trust Notice Filing fees;

   6. Filing the Prospectuses and Statements of Additional
      Information of the Trusts and any amendments or supplements thereto where required;

   7. Filing of annual reports, supplements and stickers, and proxy statements where required; and

   8. The performance of such additional services as the Bank and the Trusts may agree upon in writing.

Unless otherwise specified in writing by the Bank, Blue Sky services by the Bank shall not include determining the availability of exemptions under a jurisdiction's blue sky law. Any such determination shall be made by the Trusts or their legal counsel. In connection with the services described herein, the Trusts shall issue in favor of the Bank a power of attorney to submit Notice Filings on behalf of the Trust, which power of attorney shall be substantially in the form of Exhibit I attached hereto.

                                    EXHIBIT I

                            LIMITED POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, as of     , 1998 that Schroder Capital Funds
with principal offices at 787 Seventh Avenue, New York, New York 10019-6016 (the "Trust") makes, constitutes, and appoints STATE STREET BANK AND TRUST COMPANY (the "Bank") with principal offices at 225 Franklin Street, Boston, Massachusetts its lawful attorney-in-fact for it to do as if it were itself acting, the following:

1. REGISTRATION OF TRUST SHARES. The power to register shares of the Trust in each jurisdiction in which Trust's shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all Trust applications, including without limitation, applications to register shares, consents, including consents to service of process, reports, including without limitation, all periodic reports, claims for exemption, or other documents and instruments now or hereafter required or appropriate in the judgment of the Bank in connection with the registration of Trust shares.

2. AUTHORIZED SIGNERS. Pursuant to this Limited Power of Attorney, individuals holding the titles of Officer, Blue Sky Manager, or Senior Blue Sky Bank at the Bank shall have authority to act on behalf of the Trust with respect to item 1 above.

The execution of this limited power of attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by the Bank of such termination of authority. Nothing herein shall be construed to constitute the appointment of the Bank as or otherwise authorize the Bank to act as an officer, director or employee of the Trust.

IN WITNESS WHEREOF, the Trust has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.


SCHRODER CAPITAL FUNDS


By:
   -------------------

Name:
     -----------------

Title:
      ----------------

                                    EXHIBIT I

                            LIMITED POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, as of         , 1998 that Schroder Capital Funds
(Delaware) with principal offices at 787 Seventh Avenue, New York, New York 10019-6016 (the "Trust") makes, constitutes, and appoints STATE STREET BANK AND TRUST COMPANY (the "Bank") with principal offices at 225 Franklin Street, Boston, Massachusetts its lawful attorney-in-fact for it to do as if it were itself acting, the following:

1. REGISTRATION OF TRUST SHARES. The power to register shares of the Trust in each jurisdiction in which Trust's shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all Trust applications, including without limitation, applications to register shares, consents, including consents to service of process, reports, including without limitation, all periodic reports, claims for exemption, or other documents and instruments now or hereafter required or appropriate in the judgment of the Bank in connection with the registration of Trust shares.

2. AUTHORIZED SIGNERS. Pursuant to this Limited Power of Attorney, individuals holding the titles of Officer, Blue Sky Manager, or Senior Blue Sky Bank at the Bank shall have authority to act on behalf of the Trust with respect to item 1 above.

The execution of this limited power of attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by the Bank of such termination of authority. Nothing herein shall be construed to constitute the appointment of the Bank as or otherwise authorize the Bank to act as an officer, director or employee of the Trust.

IN WITNESS WHEREOF, the Trust has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.


SCHRODER CAPITAL FUNDS (DELAWARE)


By:
   -------------------

Name:
     -----------------

Title:
      ----------------

                                    EXHIBIT I

                            LIMITED POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, as of           , 1998 that Schroder Series
Trust II with principal offices at 787 Seventh Avenue, New York, New York 10019-6016 (the "Trust") makes, constitutes, and appoints STATE STREET BANK AND TRUST COMPANY (the "Bank") with principal offices at 225 Franklin Street, Boston, Massachusetts its lawful attorney-in-fact for it to do as if it were itself acting, the following:

1. REGISTRATION OF TRUST SHARES. The power to register shares of the Trust in each jurisdiction in which Trust's shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all Trust applications, including without limitation, applications to register shares, consents, including consents to service of process, reports, including without limitation, all periodic reports, claims for exemption, or other documents and instruments now or hereafter required or appropriate in the judgment of the Bank in connection with the registration of Trust shares.

2. AUTHORIZED SIGNERS. Pursuant to this Limited Power of Attorney, individuals holding the titles of Officer, Blue Sky Manager, or Senior Blue Sky Bank at the Bank shall have authority to act on behalf of the Trust with respect to item 1 above.

The execution of this limited power of attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by the Bank of such termination of authority. Nothing herein shall be construed to constitute the appointment of the Bank as or otherwise authorize the Bank to act as an officer, director or employee of the Trust.

IN WITNESS WHEREOF, the Trust has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.

SCHRODER SERIES TRUST II


By:
    -------------------

Name:
     ------------------

Title:
      -----------------